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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of MedImmune, Inc. for the registration of 3,859,250 shares of its common stock and to the incorporation by reference of our report dated February 15, 1999, with respect to the 1998 consolidated financial statements of U.S. Bioscience, Inc., not presented separately in MedImmune, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 11, 2002